                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 06:00 PM 02/26/2002
                                                   020130457 - 3471110

                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 ATT HOLDING CO.

      The undersigned, ATT Holding Co. (the "Corporation"), having filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on December 20, 2001, and its Amended and Restated Certificate of
Incorporation with the Secretary of State of the State of Delaware on January
10, 2002, does hereby further amend and restate its Certificate of Incorporation and certify as follows:

      I.    That the Board of Directors of the Corporation, adopted a resolution by written consent in accordance with Section 141(f) of the General Corporation
Law of the State of Delaware, as amended from time to time (the "GCL"), setting forth the Second Amended and Restated Certificate of Incorporation set forth below (the "Certificate"), declaring it advisable and voting in favor of the adoption of the Certificate.

      II.   That the Certificate has been duly adopted in accordance with
Section 242 of the GCL:

      FIRST:      Corporate Name. The name of the corporation is "ATT Holding
Co."

      SECOND:     Registered Office. The address of the registered office of the
Corporation is 1209 Orange Street, in the City of Wilmington, County of New
Castle. The name of the registered agent of the Corporation at such address is
The Corporation Trust Company.

      THIRD:      Corporate Purpose. The nature of the business of the
Corporation or the purposes of the Corporation to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the GCL.

      FOURTH:     Capital Stock.

      (A)   Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Two Million
(2,000,000) shares, of which (i) One Million Nine Hundred Thousand (1,900,000)
shares shall be designated Common Stock, $0.0001 par value per share (the
"Common Shares"), which Common Shares shall be further divided, as follows: One
Million Six Hundred Thousand (1,600,000) of such Common Shares shall be designated Class A Common Stock, $0.0001 par value per share (the "Class A
Common Stock"), and Three Hundred Thousand (300,000) of such Common Shares shall be designated Class B Common Stock, $0.0001 par value per share (the "Class B
Common Stock" and, together with the Class A Common Stock, the "Common Stock"), and (ii) One Hundred Thousand (100,000) shares shall be designated Preferred
Stock, $0.0001 par value per share (the "Preferred Stock"),

of which One Hundred Thousand (100,000) shares of Preferred Stock shall be designated Series A Preferred Stock, $0.0001 par value per share (the "Series A
Preferred Stock").

      (B)   Authority of Board to Fix Terms of Preferred Stock. The Board of
Directors of the Corporation is hereby expressly authorized at any time and from time to time to provide for the issuance of all or any shares of the Preferred
Stock in one or more additional classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and to the fullest extent as may now or hereafter be permitted by the
GCL, including, without limiting the generality of the foregoing, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;
(iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, or other securities or property, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Unless otherwise provided in such resolution or resolutions, shares of Preferred Stock of such class or series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred
Stock.

      (C)   Common Stock.

      Section 1.  General. The voting, dividend and liquidation rights of the holders of shares of Common Stock are subject to, and qualified by, the rights of the holders of Preferred Stock of any series as may be designated by the
Board of Directors. Except as otherwise provided herein or in the Stockholders
Agreement, the Class A Common Stock and the Class B Common Stock shall be identical and shall entitle the respective holders to the same rights and privileges.

      Section 2.  Voting.

      2A.   General. Except as otherwise provided by the GCL or by the
Stockholders Agreement, on all matters submitted to a vote of the stockholders of the Corporation, the Class A Common Stock and the Class B Common Stock shall vote together as a single class. At every meeting of the stockholders of the
Corporation, every holder of class A Common Stock shall be entitled to one (1)
vote per person or by proxy for each share of Class A Common Stock standing in such holder's name on the transfer books of the Corporation, and every holder of
Class B Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class B Common Stock standing in such holder's name on the transfer books of the Corporation.

      2B.   Special Provisions Regarding Election of Directors. Notwithstanding
paragraph 2A above, solely with respect to the election of directors to the
Board of Directors: (i) the holders

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of shares of Class B Common Stock then outstanding shall have, in the aggregate, that number of votes equal to the lesser of (x) the aggregate of such holders'
voting rights solely with respect to the election of directors to the Board of
Directors ("Board Voting Rights") as determined in accordance with subparagraph
2A above, or (y) twenty-nine and ninety-nine hundredths percent (29.99%) of the voting power of the Corporation, less the aggregate voting power with respect to the election of directors held by the holders of Class B Common Stock other than pursuant to subparagraph 2A above, including indirect voting power, as identified by such holders in writing to the Corporation from time to time, and
(ii) the aggregate Board Voting Rights of any "person" or "group" (as defined in
Section 13(d) and 14(d) of the Exchange Act) other than holders of shares of
Class B Common Stock (the "Remaining Common Holders") shall have that number of votes equal to the greater of (x) the Remaining Common Holders' actual aggregate
Board Voting Rights as determined in accordance with paragraph 2A above, or (y)
seventy and one-hundredth percent (70.01%) of the voting power of the
Corporation.

      2C.   Proration of Incremental Voting Percentage. In the event that, in accordance with subparagraph 2B(ii)(y) above, the aggregate Board Voting Rights of the Remaining Common Holders are increased over and above the actual aggregate Board Voting Rights of the Remaining Common Holders in accordance with paragraph 2A above (such increase being referred to herein as the "Incremental
Board Voting Percentage"), the Incremental Board Voting Percentage shall be allocated among the Remaining Common Holders on a pro rata basis in accordance with the ratio of (x) the number of shares of Class A Common Stock held by any such Remaining Common Holder to (y) the aggregate number of shares of Class A
Common Stock held by all of the Remaining Common Holders.

      Section 3.  Conversion of Class B Common Stock.

      3A.   Voluntary Conversion. Each record holder of shares of Class B Common
Stock may convert such shares into an equal number of shares of Class A Common
Stock by surrendering the certificates for such shares, accompanied by any required tax transfer stamps and by a written notice by such record holder to the Corporation stating that such record holder desires to convert such shares of Class B Common Stock into the same number of shares of Class A Common Stock and requesting that the Corporation issue all of such shares of Class A Common
Stock to persons named therein, and setting forth the number of shares of Class
A Common Stock to be issued to each such person and the denominations in which the certificates therefor are to be issued. To the extent permitted by law, such voluntary conversion shall be deemed to have been effected at the close of business on the date of such surrender.

      3B.   Automatic Conversion. Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon a Transfer (as defined in the Stockholders Agreement) to a person other than a Permitted
Transferee (as defined in the Stockholders Agreement). The term "Transfer" as used herein shall not include a pledge or hypothecation of shares of Class B
Common Stock; provided, however, that a Transfer shall have occurred if a pledgee or party to whom such shares are hypothecated forecloses thereon. If any shares of Class B Common Stock are held by a Permitted Transferee and such
Permitted Transferee shall cease to be a Permitted Transferee, then such shares of Class B Common Stock shall automatically be converted into an equal number of shares of Class A Common Stock. In addition, each share of Class B Common Stock shall automatically convert into one share of

                                        3

Class A Common Stock if at any time the aggregate number of shares of Class B
Common Stock then outstanding is less than five percent (5%) of the aggregate number of shares of Common Stock then outstanding (assuming conversion, exercise or exchange of all outstanding options and convertible securities, including warrants).

      The Corporation will provide notice of any automatic conversion pursuant to this subparagraph 3B of all outstanding Class B Common Stock to all holders of record of shares of Common Stock as soon as practicable following such conversion; provided, however, that the Corporation may also satisfy such notice requirement by providing such notice prior to such conversion. Such notice shall be provided by mailing notice of such conversion, first class, postage prepaid, to each holder of record of Common Shares, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any share of Class B Common Stock. Each such notice shall state, as appropriate, the following:

            (i)   the automatic conversion date;

            (ii)  that all outstanding shares of Class B Common Stock are to be or have been automatically converted on such automatic conversion date, and that from such automatic conversion date the certificates evidencing any shares of
Class B Common Stock shall evidence the same number of shares of Class A Common
Stock; and

            (iii) the place or places where certificates for such shares are to be surrendered for exchange for certificates evidencing the shares of Class A
Common Stock.

      Immediately upon such conversion on the automatic conversion date, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion;
provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion, subject to
Section 4 below.

      3C.   Reissuance of Class B Common Stock. The Corporation shall not reissue or resell any shares of Class B Common Stock which shall have been converted into shares of Class A Common Stock pursuant to or as permitted by the provisions of this Section 3, or any shares of Class B Common Stock which shall have been acquired by the Corporation in any other manner. The Corporation shall, from time to time, take such appropriate action as may be necessary to retire such shares and to reduce the authorized amount of Class B Common Stock accordingly.

      3D.   Reservation of Shares. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, such number of shares of Class A Common Stock as would be issuable upon the conversion of all shares of Class B Common Stock then outstanding.

      3E.   Additional Provisions Relating to Transfer and Conversion of Class B
Common Stock. In connection with any Transfer or conversion of shares of Class B
Common Stock

                                        4

pursuant to or as permitted by the provisions of this Section 3, or in connection with the making of any determination referred to in this Section 3:

            (i)   The Corporation shall be under no obligation to make any
investigation of facts unless an officer, employee or agent of the Corporation responsible for making such Transfer or determination or issuing shares of Class
A Common Stock pursuant to such conversion has substantial reason to believe, or unless the Board determines that there is substantial reason to believe, that any notice or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination referred to in this Section 3 above should be made, in either of which events the
Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation.

            (ii)  Except as otherwise required by law, neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith in connection with the registration of Transfer of the shares of Common Stock.

            (iii) The Corporation will not be required to pay any documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class
B Common Stock pursuant to this Section 3, and no such issue or delivery shall be made unless and until the person or entity requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

      Section 4.  Dividends. Dividends may be declared and paid on the Common
Stock from funds lawfully available therefor as, if and when determined by the
Board of Directors and subject to any limitations or restrictions contained in, or any preferential dividend rights of, any then outstanding series of Preferred
Stock. Stock dividends payable on shares of Common Stock may be paid only in shares of Common Stock.

      Section 5.  Liquidation. Upon the voluntary or involuntary liquidation, sale, merger, consolidation, dissolution or winding up of the Corporation, holders of shares of Common Stock will be entitled to receive all assets of the
Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding series of Preferred Stock.

      (D)   Series A Preferred Stock.

      Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in Section 8 below.

      Section 1.  Dividends.

      1A.   General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted under the GCL, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred
Stock as provided in this Section 1. Dividends on each share of the Series A
Preferred Stock (a "Share") shall accrue on a daily basis

                                        5

at the rate of ten percent (10%) per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the
Corporation or (ii) the date on which such Share is otherwise acquired by the
Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any
Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the
Corporation and regardless of the number of certificates which may be issued to evidence such Share.

      1B.   Dividend Reference Dates. To the extent not paid on March 31,
June 30, September 30 and December 31 of each year, beginning March 31, 2002
(the "Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such
Share until paid to the holder thereof.

      1C.   Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

      Section 2.  Liquidation.

      Upon any liquidation, dissolution or winding up of the Corporation
(whether voluntary or involuntary), each holder of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation
Value of all Shares held by such holder plus all accrued and unpaid dividends thereon, and the holders of Series A Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value plus all accrued and unpaid dividends of the Series
A Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred
Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than sixty (60) days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A
Preferred Stock, setting forth in reasonable detail the amount of

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proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

      Section 3.  Priority of Series A Preferred Stock on Dividends and
Redemptions.

      So long as any Series A Preferred Stock remains outstanding, without the prior written consent of the holders of greater than seventy-five percent (75%)
of the outstanding shares of Series A Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities; provided that the Corporation may repurchase shares of
Common Stock pursuant to agreements approved by the Corporation's Board of
Directors from present or former employees of the Corporation or its
Subsidiaries.

      Section 4.  Voting Rights.

      Except as otherwise provided herein and as otherwise required by applicable law, the Series A Preferred Stock shall have no voting rights;
provided that each holder of Series A Preferred Stock shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

      Section 5.  Events of Noncompliance.

      5A.   Definition. An Event of Noncompliance shall have occurred if:

            (i)   the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary
petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the
Corporation or any Subsidiary and either (a) the Corporation or any such
Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within sixty (60) days; or

            (ii)  the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $1,000,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding
$1,000,000 to become due prior to its stated maturity.

      5B.   Consequences of Events of Noncompliance.

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            (i)   If an Event of Noncompliance has occurred and is continuing
(a) the number of directors constituting the entire Board of Directors shall be automatically increased by three (3) (the "Additional Directors") and (b) the holders of a majority of the outstanding Series A Preferred Stock shall be entitled to elect all such Additional Directors, none of whom need be stockholders of the Corporation. The term of office of all persons who are directors of the Corporation at the time Additional Directors are elected shall continue, notwithstanding the election of the Additional Directors.

                  (A)   Each Additional Director so elected shall hold office
until the earlier of (i) election and qualification of his or her successor by the holders of Series A Preferred Stock, (ii) earlier resignation or removal, or
(iii) the first date after such Additional Director's election on which (a)
there no longer exists and is continuing an Event of Noncompliance or (b) no shares of Series A Preferred Stock remain outstanding. Upon the cessation of an
Event of Noncompliance or if no shares of Series A Preferred Stock remain outstanding, the number of directors constituting the entire Board shall be determined as set forth in this Certificate of Incorporation and in the
Corporation's bylaws.

                  (B)   As soon as practicable after the occurrence and during
the continuance of an Event of Noncompliance, upon a request by one or more holders of Series A Preferred Stock, the Board will call or cause to be called a special meeting of the holders of the Series A Preferred Stock solely for the election of the Additional Directors by promptly mailing or causing to be mailed to such holders a notice of such special meeting to be held not less than ten
(10) and not more than twenty (20) days after the date such notice is given. If the Board does not call or cause to be called such a special meeting by mailing or causing to be mailed a notice pursuant to the preceding sentence by the 1Oth day after the request of any such holder to do so, such special meeting may be called by any of such holders on like notice. The record date for determining the holders of the Series A Preferred Stock entitled to notice of and to vote at such special meeting will be the close of business on the business day preceding the day on which such notice is mailed. If an Event of Noncompliance shall cease after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such cessation, mail or cause to be mailed notice of such cessation to the holders.
Anything in this paragraph to the contrary notwithstanding, if the required number of Additional Directors is elected by the written consent of the holders of Series A Preferred Stock in compliance with the GCL, the special meeting contemplated by this paragraph need not be called or held.

            (ii)  If any Event of Noncompliance exists, each holder of Series A
Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

      Section 6.  Amendment and Waiver.

      No amendment, modification or waiver shall be binding or effective with respect to any provision of ARTICLE FOURTH Section (D) hereof without the prior written consent of the holders of a majority of the Series A Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (i) the rate at which or the manner in which dividends

                                        8

on the Series A Preferred Stock accrue or the times at which such dividends become payable or (ii) the percentage required to approve any change described in clause (i) above, without the prior written consent of the holders of at least 90% of the Series A Preferred Stock then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the
Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred Stock then outstanding.

      (E)   Registration of Transfer.

      The Corporation shall keep at its principal office a register for the registration of shares of its capital stock. Upon the surrender of any certificate representing any shares of capital stock of the Corporation at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and, with respect to the Series A Preferred Stock, dividends shall accrue on the Series A
Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

      (F)   Replacement.

      Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of capital stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and, with respect to the Series A Preferred Stock, dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

      (G)   Definitions.

      "Common Stock" has the meaning set forth in ARTICLE FOURTH Section (A)
hereof.

      "Junior Securities" means any capital stock, or other equity securities of the Corporation, except for the Series A Preferred Stock.

      "Liquidation Value" of any Share as of any particular date shall be equal to $1,000.00.

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      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

      "Stockholders Agreement" means the Stockholders Agreement, dated as of
January 14, 2002, by and among the Corporation and certain of its shareholders, as such agreement may from time to time be amended in accordance with its terms.

      "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which,
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other
Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereon is at the time owned or controlled directly or indirectly, by any Person or one or more
Subsidiaries of that person or a combination thereof. For purposes hereof, a
Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

      (H)   Notices.

      Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

      FIFTH:      Elections of directors need not be by written ballot.

      SIXTH:      The Board of Directors shall have the power, in addition to the stockholders, to make, alter, or repeal the bylaws of the Corporation.

      SEVENTH:    The Corporation shall have the right to indemnify the officers and directors of the Corporation to the fullest extent permitted under the GCL.

      EIGHTH:     A director of the Corporation shall not be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. All references in this paragraph to a director shall also be deemed to refer to such other person or persons, if any, who, pursuant to any provision of this
Certificate of Incorporation in accordance with subsection (a) of Section 141 of the GCL,

                                       10

exercise or perform any of the powers or duties otherwise conferred or imposed upon the Board of Directors by the GCL.

      NINTH:      Other than as specifically set forth herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the GCL.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK.]

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      IN WITNESS WHEREOF, ATT Holding Co. has caused this Second Amended and
Restated Certificate of Incorporation to be executed on this 26th day of
February, 2002.

                                          ATT HOLDING CO.

                                          By:   /s/ Michael Solot
                                              ---------------------------
                                                Michael Solot
                                                President

                                       12

                          CERTIFICATE OF INCORPORATION

                                       OF

                              HM AMES TOOL COMPANY

        FIRST:  The name of the Corporation is HM Ames Tool Company (hereinafter sometimes called the "Corporation").

        SECOND: The address of the registered office of the Corporation in the
State of Delaware is 306 South State Street, in the City of Dover, County of
Kent. The name of its registered agent at that address is the United States
Corporation Company.

        THIRD:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation
Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

        FOURTH: The total number of shares of capital stock which the
Corporation shall have authority to issue is One Hundred, One Thousand
(101,000) shares of which One Thousand (1,000) shares having a par value of One
Dollar ($1.00) per share shall be of a class designated "Common Stock" and One
Hundred Thousand (100,000) shares

any class or any other series of Preferred Stock and, if so, the terms and conditions of such conversion or exchange, including the method of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

            (7) Whether the shares of that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

            (8) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restriction as to issuance, or as to the powers, preferences or rights of any such other series;

            (9) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of
Incorporation and to the full extent now or hereafter permitted by the laws of
Delaware.

        (c) Payment of dividends shall be as follows:

            (1) The holders of Preferred Stock of each series, in preference to the holders of the Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor,

                                        4

cash dividends, at the rate for such series fixed in accordance with the provisions of Paragraph 1(b)(2) of this Article FOURTH and no more;

            (2) No dividend shall be paid upon, or declared or set aside for, any share of Preferred Stock with respect to any dividend period unless at the same time a like proportionate dividend with respect to the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of
Preferred Stock of all series then issued and outstanding and entitled to receive such dividend;

            (3) So long as any shares of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of the Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on all cumulative series of
Preferred Stock with respect to all past dividend periods and unless all dividends on all series of Preferred Stock for the then current dividend period shall have been paid or declared, and provided for, and unless the Corporation shall not be in default with respect to any of its obligations with respect to any sinking

                                        5

fund for any series of Preferred Stock. The foregoing provisions of this
Subparagraph (3) shall not, however, apply to a dividend payable in Common
Stock;

            (4) No dividends shall be deemed to have accrued on any share of
Preferred Stock of any series with respect to any period prior to the date of original issue of such share or the dividend payment date immediately preceding or following such date of original issue, as may be provided in the resolution or resolutions of the Board of Directors creating such series. The Preferred
Stock shall not be entitled to participate in any dividends declared and paid on the Common Stock, whether payable in cash, stock or otherwise. Accruals of dividends shall not bear interest.

        (d) In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the shares of each series of the Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, but only in accordance with the preferences, if any, provided for such series, before any distribution or payment shall be made to the holders of the Common Stock, the amount per share fixed by the resolutions of the Board of Directors to be received by the holders of each such share on such

                                        6

voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, as the case may be. If such payment shall have been made in full, to the holders of all outstanding Preferred Stock of all series, or duly provided for, the remaining assets of the Corporation shall be available for distribution among the holders of the Common Stock (as provided in Paragraph II(b) of this
Article FOURTH). If upon any such liquidation, dissolution, distribution of assets of winding-up, the net assets of the Corporation available for distribution among the holders of any one or more series of the Preferred Stock which (i) are entitled to a preference over the holders of the Common Stock upon such liquidation, dissolution, distribution of assets or winding-up, and (ii)
rank equally in connection therewith, shall be insufficient to make payment in full of the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such series of the Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

        Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance (whether for

                                        7

cash, securities or other property) of all or part of its assets, shall be deemed a liquidation, dissolution, distribution of assets or winding-up of the
Corporation within the meaning of the foregoing provisions.

        (e) Except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors adopted pursuant to authority granted in this Paragraph I of Article FOURTH, the shares of Preferred
Stock shall have no voting power with respect to any matter whatsoever.

        In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

        (f) Shares of Preferred Stock which have been redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been reacquired in any manner, shall have the status of authorized and unissued
Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series.

      II. COMMON STOCK

        (a) After the requirements with respect to preferential dividends, if any, on the Preferred Stock (fixed pursuant to Paragraph I(b)(2) and as further provided for in Paragraph I(c), both of this Article FOURTH) shall have been met, and after the Corporation shall have complied with

                                        8

all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any series of Preferred Stock
(fixed pursuant to Paragraph I(b)(4) of this Article FOURTH), then and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of
Directors:

        (b) After distribution in full of the preferential amount, if any
(fixed pursuant to Paragraph I(b)(5) of this Article FOURTH) to be distributed to the holders of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the
Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of
Common Stock held by them respectively;

        (c) Except as may be otherwise required by law or by this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of such Stock held by him on all matters voted upon by the stockholders.

                                        9

        FIFTH: The name and mailing address of the Sole Incorporator are as follows:

           Name                               Mailing Address
           ----                               ---------------
        Julie Frye                            919 Third Avenue
                                              New York, New York 10022

        SIXTH:  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

        (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

        (2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

        (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation.
    Election of directors need not be by written ballot unless the By-Laws so provide.

        (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise

                                       10

    all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

        SEVENTH: Meetings of stockholders may be held within or without the
State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

        EIGHTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the appli-

                                       11

cation of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this
Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation

        NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or

                                       12

thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of January, 1981.

                                                        /s/ Julie Frye
                                                       -----------------
                                                       Sole Incorporator

                                       13

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                     AND RIGHTS OF SERIES A PREFERRED STOCK

                                       OF

                              HM Ames Tool Company

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

        THOMAS L. SEIFERT, Vice president of HM Ames Tool Company, a Delaware corporation (the "Corporation"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the authority expressly vested in the Board of Directors of the
Corporation {the "Board of Directors") by the Certificate of Incorporation of
the Corporation (the "Certificate of Incorporation"), the Board of Directors, at
a meeting thereof duly held on January 30, 1981, at which meeting a quorum was present, duly adopted the following resolutions providing for the issuance of a series of shares of Preferred Stock as hereinafter described, and further providing for the designation of such series and the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restric-

tions thereof, in addition to those set forth in the Certificate of incorporation, all in accordance with the provisions of Section 151 of the
General Corporation Law of the State of Delaware:

        "RESOLVED, that the designation, powers, preferences and rights of the shares of Preferred Stock, par value $100 per share, of the Corporation, and the qualifications, limitations and restrictions thereof, in addition to those set forth in the Certificate of Incorporation of the Corporation, shall be as follows:

            (a) One hundred thousand (100,000) shares of such Preferred Stock shall be designated as "Series A Preferred Stock."

            (b) The holders of Series A Preferred Stock shall be entitled to receive dividends in cash at the rate per share of $12 per annum, and no more, which dividends, if decided, shall be payable quarterly on the first days (the "Dividend Dates") of February, May, August and November,
        respectively, of each year, commencing on the first of the Dividend
        Dates occurring at least ten (10) days after the date of original issue of such share (its "Original Issue Date"), and, if not declared, shall be cumulative from the Original Issue Date.

            (c) Any share of Series A Preferred Stock may be redeemed at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time on or after the fifth anniversary of its
        Original Issue Date, at the redemption price of $100 per share, in each case plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption. In the event that

                                       2

        at any time less than all of the issued and outstanding shares of the
        Series A Preferred Stock are to be redeemed, the shares to be redeemed may be selected pro rata, or by lot, or by such other equitable method as may be determined by the Board of Directors of the Corporation.
        Notice of any such redemption, specifying the time and place of redemption, shall be mailed or caused to be mailed by the Corporation, addressed to each holder of record of Series A Preferred Stock to be redeemed, at his last address appearing on the books of the Corporation, at least thirty (30) days prior to the date designated for redemption.
        If lees than all of the shares of the Series A Preferred Stock owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the number or numbers of the certificate or certificates representing such shares. If such notice of redemption shall have been duly mailed to a holder of shares of Series A Preferred Stock to be redeemed, or irrevocable instructions to effect such mailing shall have been given to the transfer agent or agents, if any, for such Series A Preferred Stock, and if on or before the redemption date named in such notice all funds necessary for such redemption shall have been set aside by the
        Corporation in trust for the account of such holder, so as to be available therefor, then, from and after the mailing of such notice or the giving of such irrevocable instructions and the setting aside of such funds, notwithstanding that any certificate for shares of Series A
        Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares so called for redemption shall no longer be deemed outstanding, and the holder of any such certificate shall have with respect to such shares no rights in or

                                       3

        with respect to the Corporation except the right to receive the redemption price of such shares, without interest, plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption, upon the surrender of such certificate; and after the date designated for redemption, such shares shall not be transferable on the books of the Corporation.

            (d) In the event of any liquidation, dissolution, distribution of assets or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to any holder of one or more shares of the Common Stock in the nature of a distribution of the assets of the Corporation, each of the holders of the Series A Preferred Stock shall be entitled to receive $100 per share of Series A Preferred Stock held by such holder, plus an amount equal to any accumulated and unpaid dividends thereon to the date of payment.

            (e) No share of the Series A Preferred Stock shall be convertible into or exchangeable for any other security at the option of either the
        Corporation or the holder of such share.

            (f) The holders of shares of the Series A Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the possible redemption of such shares."

        IN WITNESS WHEREOF, the Corporation has duly caused this Certificate to be executed on its behalf by

                                        4

its Vice president and attested by its Assistant Secretary, this 25th day of
March, 1981.

                                            HM Ames Tool Company

                                            By: /s/ Thomas L. Seifert
                                               -----------------------
                                                   Thomas L. Seifert,
                                                   Vice President

ATTEST:

/s/ Edward D. Collins
---------------------
Edward D. Collins
Assistant Secretary

                                        5

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                         CERTIFICATE OF INCORPORATION

                                       OF

                              HM Ames Tool Company

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

        THOMAS L. SEIFERT, Vice President of HM Ames Tool Company (the
"Corporation") does hereby certify as follows:

        1. That the Certificate of Incorporation of the Corporation (the
"Certificate of Incorporation") was filed in the office of the Secretary of
State of the State of Delaware on the 30th day of January, 1981.

        2. Article "FIRST" of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

        "FIRST: The name of the corporation is O. AMES CO. (hereinafter sometimes called the "Corporation")."

        3. That such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware by the

written consent, in accordance with the provisions of Section 228 of such statute, of the sole stockholder entitled to vote on such amendment.

        IN WITNESS WHEREOF, the Corporation has duly caused this Certificate of
Amendment to be executed on its behalf by its Vice President and attested by its
Assistant Secretary, this 25th day of March, 1981.

                                            HM Ames Tool Company

                                            By: /s/ Thomas L. Seifert
                                               ----------------------
                                                   Thomas L. Seifert,
                                                    Vice President

ATTEST:

/s/ Edward D. Collins
----------------------
   Edward D. Collins
   Assistant Secretary

                                        2

                                                             FILED

                                                     JUL 29 1981 11:20 AM

                                                          [ILLEGIBLE]
                                                      SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   O. AMES CO.

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

        THOMAS L. SEIFERT, Vice President of O. Ames Co. (the "Corporation"),
does hereby certify as follows:

        1. The Certificate of Incorporation of the Corporation (the "Certificate
of Incorporation") was filed in the office of the Secretary of State of the
State of Delaware (the "Secretary of State") on the 30th day of January, 1981.
The Corporation was originally incorporated under the name of HM Ames Tool
Company.

        2. Article "FOURTH" of the Certificate of Incorporation is hereby amended in its entirety to read as follows:

        "FOURTH: The total number of shares of capital stock which the
Corporation shall have authority to issue is one hundred and one thousand
(101,000), of which one thousand (1,000) shares having a par value of One Dollar

($1.00) per share shall be of a class designated as "Common Stock", and one hundred thousand (100,000) shares having a par value of One Hundred Dollars
($100) per share shall be of a class designated as "Series A Preferred Stock".

        The designations, voting powers, preferences, and optional or other special rights, and the qualifications, limitations, or restrictions, of the aforementioned classes of stock shall be as follows:

        (1) Series A Preferred Stock.

        (a) Shares of the Series A Preferred Stock shall be issued at such time or times and for such consideration or considerations as the Board of
    Directors may determine. All shares of Series A Preferred Stock shall be of equal rank and identical in all respects.

        (b) The holders of Series A Preferred Stock shall be entitled to receive dividends in cash, when and as declared by the Board of Directors of the
    Corporation out of funds legally available therefor, at the rate per share of $120 per annum, and no more, which dividends, if declared, shall be payable on and after October 1, 1981 on each issued and outstanding share of
    Series A Preferred Stock semiannually on the first days (the "Dividend
    Dates") of April and October, respectively, of each year, commencing on the first of the Dividend

                                        2

    Dates occurring at least ten (10) days after the date of original issue of such share (its "Original Issue Date"), and shall, if not declared, be cumulative, without interest, from the Original Issue Date.

        (c) Any share of Series A Preferred Stock may be redeemed at the option of the Corporation by resolution of its Board of Directors, at any time and from time to time on or after the fifth anniversary of its Original Issue
    Date, at the redemption price of $100 per share, in each case plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption. In the event that at any time less than all of the issued and outstanding shares of the Series A Preferred Stock are to be redeemed, the shares to be redeemed may be selected pro rata, or by lot, or by such other equitable method as may be determined by the Board of Directors of the
    Corporation. Notice of any such redemption, specifying the time and place of redemption, shall be mailed or caused to be mailed by the Corporation, addressed to each holder of record of Series A Preferred Stock to be redeemed, at his last address appearing on the books of the Corporation, at least thirty (30) days prior to the date designated for redemption. If less than all of the shares of the Series A Preferred

                                        3

    Stock owned by such holder are then to be redeemed, the notice shall also specify the number of shares thereof which are to be redeemed and the number or numbers of the certificate or certificates representing such shares. If such notice of redemption shall have been duly mailed to a holder of shares of Series A Preferred Stock to be redeemed, or irrevocable instructions to effect such mailing shall have been given to the transfer agent or agents, if any, for such Series A Preferred Stock, and if on or before the redemption date named in such notice all funds necessary for such redemption shall have been set aside by the Corporation in trust for the account of such holder, so as to be available therefor, then, from and after the mailing of such notice or the giving of such irrevocable instructions and the setting aside of such funds, notwithstanding that any certificate for shares of Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares so called for redemption shall no longer be deemed outstanding, and the holder of any such certificate shall have with respect to such shares no rights in or with respect to the
    Corporation except the right to receive the redemption price of such shares, without

                                        4

    interest, plus an amount equal to any accumulated and unpaid dividends thereon to the date fixed for redemption, upon the surrender of such certificate; and after the date designated for redemption, such shares shall not be transferable on the books of the Corporation.

        (d) In the event of any liquidation, dissolution, distribution of assets or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to any holder of one or more shares of the Common Stock in the nature of a distribution of the assets of the Corporation, each of the holders of the Series A Preferred Stock shall be entitled to receive $100 per share of Series A Preferred Stock held by such holder, plus an amount equal to any accumulated and unpaid dividends thereon to the date of payment.

        In the event that the assets of the Corporation available for distribution to the holders of shares of the Series A Preferred Stock upon any voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the immediately preceding

                                        5

    paragraph, proportionate distributive amounts shall be paid ratably on account of the issued and outstanding shares of the Series A Preferred
    Stock.

        Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance (whether for cash, securities or other property) of all or part of its assets, shall be deemed a liquidation, dissolution, distribution of assets or winding up of the Corporation for purposes of
    Paragraphs (1)(d) or (2)(b) of this Article FOURTH.

        (e) No share of the Series A Preferred Stock shall be convertible into any other security at the option of either the Corporation or the holder of such share.

        (f) The holders of shares of the Series A Preferred Stock shall not be entitled to the benefit of any sinking fund to be applied to the possible redemption of such shares.

        (g) Except as may be otherwise required by law, the holders of Series A
    Preferred Stock shall not be entitled to vote at any meeting of stockholders or election of members of the Board of Directors of the Corporation, or otherwise to participate in any matter or issue to be determined by vote or consent of stockholders of the Corporation.

                                        6

        (2) Common Stock.

        (a) After the requirements with respect to preferential dividends on the
    Series A Preferred Stock (as provided for in Paragraph (1)(b) of this
    Article FOURTH) shall have been met, then and not otherwise the holders of
    Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of
    Directors; provided, that dividends in cash, if declared, shall be payable on each issued and outstanding share of Common Stock on the Dividend Dates
    (as defined in Paragraph (1)(b) of this Article FOURTH).

        (b) After distribution in full of the preferential amounts (as provided in Paragraph (1)(d) of this Article FOURTH) to be distributed to the holders of Series A Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, then and not otherwise the holders of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock respectively held by them.

                                        7

          (c) Except as may be otherwise required by law, each holder of Common
      Stock shall have one vote in respect of each share of such Common Stock held by him on all matters voted upon by the stockholders."

          4. Such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware, by the written consent, in accordance with the provisions of Section
228 of such statute, of all outstanding stock of each class entitled to vote on such amendment.

          IN WITNESS WHEREOF, the Corporation has duly caused this Certificate of Amendment to be executed on its behalf by its Vice President and attested by its Assistant Secretary, this 30th day of June, 1981.

                                            O. AMES CO.

                                            By: /s/ Thomas L. Seifert
                                               ----------------------
                                                  Thomas L. Seifert,
                                                  Vice President

ATTEST:

/s/ John G. Raos
----------------
   John G. Raos,
   Assistant Secretary

                                        8

                                                                   FILED

                                                             OCT 29 1984 10 A.M.

                                                                [ILLEGIBLE]
                                                             SECRETARY OF STATE

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

O. Ames Co.                               , a corporation organized and existing
under and by virtue of the General Corporation Law of the State of Delaware,
DOES HEREBY CERTIFY:

        The present registered agent of the corporation is United States
Corporation Company                  and the present registered office of the
corporation is in the county of Kent.

        The Board of Directors of O. Ames Co.
adopted the following resolution on the 1st day of July, 1984.

            Resolved, that the registered office of O. Ames Co.

        in the state of Delaware be and it hereby is changed to Corporation
        Trust Center, 1209 Orange Street, in the City of Wilmington, County of
        New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE
        CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

        IN WITNESS WHEREOF, O. Ames Co.                               has caused

this statement to be signed by  Richard G. Mason                          , its

_______________________ President and attested by  D. R. Langfitt              ,

its _____________________ Secretary this 18th day of October, 1984.

                                           By /s/ Richard G. Mason
                                             -------------------------------
                                                                   PRESIDENT

ATTEST:

By /s/ D.R. Langfitt
  -------------------------
                  SECRETARY